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                                                                    EXHIBIT 23.3


                  CONSENT OF PERSONS ABOUT TO BECOME DIRECTORS


Pursuant to Rule 438 under the Securities Act of 1933, as amended, the undersigned hereby consents to being named in the Proxy Statement/Prospectus forming a part of this Registration Statement as a person about to become a director of Newco.

Franklin, Tennessee
February ___, 1998


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John. H. Austin, M.D.                        Patrick T. Hackett


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Thomas L. Blair                              Richard H. Jones


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Philip N. Bredesen                           Lawrence N. Kugelman


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Gary M. Cain                                 Kenneth J. Linde


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Laurence DeFrance                            Rodman W. Moorhead, III


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David J. Drury                               Elizabeth E. Tallett


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Emerson D. Farley, Jr., M.D.                 Allen F. Wise


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Thomas J. Graf